Exhibit 99.1

Assembly Biosciences Announces Senior Management Changes

—Assembly Co-Founder Derek Small Named CEO, William Ringo Appointed Chairman, Current CFO David Barrett Adds COO Responsibilities—

New York, New York, February 17, 2015 – Assembly Biosciences, Inc. (NASDAQ: ASMB) today announced a number of senior management changes. Derek Small has been named Chief Executive Officer, in addition to his current position as President; current director William Ringo has been named non-executive Chairman; and David J. Barrett has been named Chief Operating Officer, in addition to his current role as Chief Financial Officer. As had been agreed during the merger establishing Assembly Biosciences last year, Mr. Small is succeeding Russell H. Ellison, MD, as CEO and Mr. Ringo is succeeding Dr. Ellison as Chairman. Dr. Ellison will continue to serve the company as a director until the 2015 annual meeting, and he will also continue as a Senior Advisor and head of Assembly’s microbiome development program as the company approaches several key milestones.

Mr. Ringo noted, “The Assembly team has made excellent progress in the eight months since the merger that brought us additional talented staff, a new scientific program and a public company listing. It is an opportune time for Derek Small, a co-founder of Assembly, to take the reins as CEO. Derek has a long and successful record of leadership in building innovative biotechnology companies. We also were fortunate to have David Barrett join our team as part of the merger, and are pleased that he is taking on the COO role at this important time in the company’s development. On behalf of the Board of Directors, I also want to thank Russell Ellison for his many contributions to Assembly, especially in helping to make the transition to the new company so seamless. We look forward to his continued contributions.”

Assembly is developing novel oral therapies for the cure of intractable infectious diseases, focusing on hepatitis B virus (HBV) and C. difficile-associated (CDAD) infections. Its HBV-Cure program is developing multiple core protein allosteric modifiers (CpAMs) with the potential to modulate the HBV core protein—a polyfunctional essential viral protein-—at multiple complementary points in the viral lifecycle. The goal is to eradicate the infection with an orally-administered regimen. The company’s CDAD program is based on the targeted delivery of novel microbiome-based therapies in a proprietary oral formulation. Assembly has created a network of world-class microbiome scientists to help advance this innovative program.

“This is an exciting time for Assembly, as we are making substantial progress in both of our programs aimed at curing intractable diseases,” commented Mr. Small. “Our HBV-Cure team researchers are continuing to advance our multiple CpAM molecules based on our unique understanding of the key roles the HBV core protein plays in the viral lifecycle, and we look forward to sharing more details about our approach in the coming months. We also are pleased that our microbiome program is proceeding according to plan. I am delighted to have the opportunity to lead the exceptional team at Assembly and look forward to reporting more on our progress in what should be an eventful year for the company.”

William Ringo joined the Assembly board as part of the merger in 2014. Mr. Ringo is an advisor to Barclays Capital and Sofinnova Ventures and is a director at Five Prime, Mirati Therapeutics, Immune Design, Dermira and Sangamo Biosciences, where he is also Chairman. Previously, Mr. Ringo served as Senior Vice President at Pfizer and as President and CEO at Abgenix, a biotechnology company acquired by Amgen. Earlier, Mr. Ringo worked for 28 years at Eli Lilly, where his executive roles included oncology, critical care, internal medicine and infectious diseases, as well as heading US sales and marketing and serving on the Operating Committee. Mr. Ringo was formerly a director at Onyx, Encysive, Inspire and InterMune, where he also was interim CEO and non-executive Chairman, and Community Health Systems, where he also was Chairman. Mr. Ringo is a director of BioCrossroads, an Indiana life sciences initiative. He received BS and MBA degrees from the University of Dayton.

Derek Small is a co-founder of Assembly Pharmaceuticals and served as Executive Chairman and CEO. Previously, Mr. Small was a founding director, President, and CEO at Naurex, a biotechnology company developing innovative central nervous system therapies, where he continues to serve as a director. During this time, Mr. Small also was founding director, President, and CEO of biotechnology company Coferon. Assembly, Naurex and Coferon are portfolio companies of Luson Bioventures, a biotechnology and biopharmaceutical venture creation firm that Mr. Small founded in 2007. Mr. Small received his BS degree from Franklin College and participated in the Harlaxton College affiliate program in the UK.

David Barrett was formerly Chief Financial Officer at Ventrus Biosciences, the publicly traded predecessor firm that merged with Assembly Pharmaceuticals. Previously, he was CFO at Neuro-Hitech, Inc., a public company focused on branded and generic pharmaceuticals. Earlier, Mr. Barrett was CFO and Vice President of Finance at Overture Asset Managers and Overture Financial Services, a firm serving financial intermediaries and institutional investors. Earlier in his career, Mr. Barrett was employed as a Manager at Deloitte & Touche, LLP. He serves as a director and Chairman of the Audit Committee of Coronado Biosciences, as well as on the boards of several privately-held companies. Mr. Barrett received BS and MS degrees from the University of Florida. He is a certified public accountant.

About Assembly Biosciences

Assembly Biosciences, Inc. is a public biopharmaceutical company developing novel oral therapies for the cure of intractable infectious diseases, focusing on hepatitis B virus (HBV) and C. difficile-associated infections (CDAD). Its HBV-Cure research team is discovering and developing multiple core protein allosteric modifiers (CpAMs) with the potential to modulate the HBV core protein—a polyfunctional essential viral protein-—at multiple complementary points in the viral lifecycle. The goal is to eradicate the infection with an orally-administered regimen. Assembly is uniquely positioned to execute on this strategy, with a senior scientific team that has over 30 years of combined experience working on HBV. The company’s CDAD program is based on the targeted delivery of novel microbiome-based therapies in a proprietary oral formulation. Assembly has created a network of world-class microbiome scientists from academia and industry to help advance this innovative program.  For more information visit www.assemblybio.com.

Cautionary Statement Regarding Forward-Looking Statements

Please Note: The information provided herein contains estimates and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: our ability to retain necessary employees and to staff our operations appropriately; the components, timing, cost and results of clinical trials and other development activities involving our product candidates; the unpredictability of the clinical development of our product candidates and of the duration and results of regulatory review of those candidates by the FDA and foreign regulatory authorities; our anticipated capital expenditures, our estimates regarding our capital requirements, and our need for future capital; and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

Contacts

Corporate:

Assembly Biosciences, Inc.

David Barrett

646-706-5208

dbarrett@assemblybio.com

Media:

BLL Partners LLC

Barbara Lindheim

212-584-2276

blindheim@bllbiopartners.com